Exhibit 16.1

August 15, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	OGL HOLDINGS, LTD.

File No. 000-55387

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated August 15, 2016 of OGL HOLDINGS, LTD. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP